MARTINELLIMICK PLLC
A FRUCI & ASSOCIATES SUBSIDIARY

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our audit report dated July 9, 2014, with respect to the balance sheet of Auscrete Corporation as of December 31, 2013, and the related statements of stockholders' equity, operations, and cash flows for the period then ended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Martinelli Mick PLLC

MartinelliMick PLLC
October 1st, 2014